                                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Nephros Receives Non-compliance Notification from AMEX

NEW YORK - July 21, 2006 - Nephros, Inc. (AMEX:NEP) today announced that the Company has received notice from the American Stock Exchange (AMEX) that AMEX has determined that the Company is not in compliance with certain conditions of the continued listing standards of Section 1003 of the AMEX Company Guide. Specifically, AMEX noted the Company’s failure to comply with Section 1003(a)(ii) of the AMEX Company Guide relating to shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years and Section 1003(a)(iii) of the AMEX Company Guide relating to shareholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years. The notice was based on a review by the AMEX of the Company’s Form 10−QSB for the three months ended March 31, 2006, which publicly disclosed the financial status of the Company at that time.

The Company has been afforded the opportunity to submit a plan of compliance to the AMEX by August 17, 2006 advising AMEX of the action the Company has taken, or will take, that would bring it into compliance with the continued listing standards listed above by January 17, 2008. If AMEX accepts the plan, the Company may be able to continue its listing during the plan period of up to eighteen months, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan. If AMEX does not accept the Company’s plan, or even if accepted, if the Company is not in compliance with the continued listing standards at the end of the plan period or the Company does not make progress consistent with the plan during such period, then AMEX may initiate delisting proceedings.

The Company is considering what actions it may take to regain compliance with the AMEX listing standards and intends to submit a compliance plan to the AMEX Staff in a timely manner.

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. Nephros also markets filtration products complimentary to its core ESRD therapy business. ESRD is a disease state characterized by the irreversible loss of kidney function.

Nephros believes that its products are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis related amyloidosis, carpal tunnel syndrome, degenerative bone disease and ultimately, to mortality in the ESRD patient.

Using the company’s dual stage filter architecture, Nephros has developed a new proprietary water filtration device that is designed to remove a broad range of bacteria, viral agents and toxic substances, including salmonella, hepatitis, HIV, Ebola virus, ricin toxin, legionella, fungi and e-coli. Nephros received its first order for a water filter product from a major New York City hospital in January 2006.

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may be unsuccessful in devising a practicable plan of action to timely regain compliance with the AMEX listing standards; (ii) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (iii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iv) Nephros’s technology and products may not be accepted in current or future target markets, which could lead to the failure to achieve market penetration of Nephros’s products; (v) Nephros may not be able to sell its ESRD or water filtration products at competitive prices or profitably; and (vi) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’s filings with the Securities and Exchange Commission, including Nephros’s Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2005. Investors and security holders are urged to read those documents free of charge on the SEC’s web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Norman Barta, CEO
Nephros, Inc.
Tel: 212-781-5113